Second Quarter 2024 Investor Presentation Encore Capital Group, Inc. August 7, 2024 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes, collections and cash generation), supply, portfolio pricing, returns, run rates, tax rates, interest expense, ability to access capital markets, the consumer credit cycle, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Q2 results are a continuation of our strong performance trajectory ▪ U.S. market continues to grow to record levels as both revolving credit and charge off rate are growing simultaneously ▪ U.S. market is our primary focus o Deployed record $237M in Q2 at strong returns o Allocating a majority of our global deployment capital to U.S. ▪ Maintaining discipline and continuing selective approach to deployment in U.K./Europe o U.K. consumer credit continues to grow slowly, but charge off rate remains low o European market improving, though remains competitive ▪ Year-to-date performance is ahead of expectations as portfolio purchasing (up 4%), collections (up 13%) and cash generation1 (up 16%) are trending well 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 4 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Highest U.S. charge off rate in more than 10 years – and lending continues to grow to record levels Outstanding U.S. Revolving Credit and U.S. Credit Card Charge Off Rate Source: U.S. Federal Reserve, seasonally adjusted 0% 1% 2% 3% 4% 5% 6% 500 600 700 800 900 1000 1100 1200 1300 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.S. revolving credit U.S. credit card charge off rate $ B ill io n s +$245B $1.35T May 2024 4.40% Q1 2024 2024

Encore Capital Group, Inc. 6 U.S. consumer credit card delinquency rates continue to grow, now exhibiting typical seasonal pattern at higher levels Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 % o f B a la n c e s P a s t D u e

Encore Capital Group, Inc. 7 Highly favorable U.S. purchasing market conditions are driving strong purchasing and collections growth MCM (U.S.) Collections (in $M) 336 330 320 369 397 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 ▪ Market supply growth in the U.S. continues ▪ MCM portfolio purchases in Q2 were a record $237M at strong returns ▪ MCM collections of $397M in Q2 up 18% compared to Q2 2023 ▪ Consumer payment behavior remains stable +18%

Encore Capital Group, Inc. 8 We anticipate 2024 to be another record year of portfolio purchasing for our MCM business in the U.S. MCM Portfolio Purchases in the U.S. (in $M) 506 562 536 638 682 543 409 556 815 237 237 0 200 400 600 800 1,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD Pandemic impact Annualized

Encore Capital Group, Inc. 9 U.K. consumer credit continues to grow slowly – having just returned to pre-pandemic level – and charge off rate remains low U.K. Consumer Credit Outstanding Balances and U.K. Annual Charge Off Rate Sources: Bank of England Database as at end June 2024. UK outstanding of total (excluding the Student Loans Company) sterling net unsecured lending to individuals (in sterling billions) not seasonally adjusted. Charge off rate only considers MFI data (Credit Card and Other loans to individuals) 0% 1% 2% 3% 4% 5% 0 50 100 150 200 250 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.K. Consumer Credit Outstanding Balances U.K. Annual Charge Off Rate 1.77% Q1 2024 £230B June 2024 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 £ B ill io n s

Encore Capital Group, Inc. 10 We continue to be selective when purchasing portfolios in the competitive European market ▪ Cabot collections of $149M in Q2 2024 up 7% compared to Q2 2023 ▪ We believe ongoing U.K. consumer weakness is marginally impacting one-time settlements while payment plan retention rates remain stable ▪ Portfolio pricing, although continuing to improve, still does not consistently reflect the higher cost of capital ▪ Portfolio purchases of $42M in Q2 reflect our continued selective approach, which has led to better purchase price multiples compared to a year ago ▪ Continue to manage costs to align with lower purchasing Cabot (Europe) Collections (in $M) 139 135 137 141 149 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 +7%

Encore Capital Group, Inc. 11 Continued strong deployment in U.S. as we continue to allocate capital to opportunities with the highest returns Portfolio Purchases (in $M) 213 179 208 237 237 61 51 84 59 42 0 200 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 United States Europe 279274 231 292 296

Encore Capital Group, Inc. 12 Collections in Q2 2024 were up 15% compared to Q2 2023 Note: Global, U.S. and Europe collections in Q2 2024 were 101%, 104% and 97% (102%, 104% and 99% in constant currency) of the Dec 31, 2023 portfolio ERC forecast for the period as reported, respectively, for portfolios purchased prior to Dec 31, 2023. Collections by Geography (in $M) 336 330 320 369 397 139 135 137 141 149 0 500 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 United States Europe Other 458465477 511 547

Encore Capital Group, Inc. 13 Detailed Financial Discussion

Encore Capital Group, Inc. 14 Q2 2024 Key Financial Measures and Impacts Key Financial Measures Q2 2024 Q2 2023 Q2 2024 vs. Q2 2023 Collections $547M $477M +15% Revenues1 $355M $323M +10% Portfolio Purchases $279M $274M +2% ERC2 $8.40B $7.98B +5% Operating Expenses $253M $235M +8% GAAP Net Income $32M $26M +22% GAAP EPS $1.34 $1.08 +24% 1) Includes changes in recoveries of +$6M and (-$3M) in Q2 2024 and Q2 2023, respectively. 2) 180-month Estimated Remaining Collections Impacts from Changes in Recoveries Q2 2024 Impact Q2 2024 EPS Impact Recoveries above forecast $27M $0.88 Changes in expected future recoveries ($22M) ($0.73) Changes in recoveries $6M $0.15

Encore Capital Group, Inc. 15 Similar to collections, the past several quarters of higher deployments has led to meaningful growth in cash generation, up 19% from Q2 2023 Encore Quarterly Cash Generation1 (in $M) 0 50 100 150 200 250 300 350 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Adjusted EBITDA Collections applied to principal balance 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2

Encore Capital Group, Inc. 16 Leverage is decreasing – even with record portfolio purchases in the U.S. – due to our strong returns 2.8x 2.7x 2.4x 1.9x 2.4x 2.9x 2.7x 0.0x 1.0x 2.0x 3.0x 4.0x Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Target Leverage Ratio Range

Encore Capital Group, Inc. 17 Making good use of our diversified funding structure to proactively manage debt maturities Debt Maturity Profile1 at June 30, 2024 (in $M) 376 379 379 553 500 500 376 316- 150 323 100 230 10 476 529 755 1,192 730 500 - 200 400 600 800 1,000 1,200 1,400 2024 2025 2026 2027 2028 2029 2030 As of June 30, 2024, available capacity under Encore’s global senior facility was $1,203M, not including non-client cash and cash equivalents of $230M H1 activities included: ▪ Issued $500M of 2029 Senior Secured Notes and $500M of 2030 Senior Secured Notes in the U.S. ▪ Used the proceeds of both offerings to pay down the revolver in anticipation of redeeming €350M ($376M) 2025 Senior Secured Notes at par in October 2024 and £300M ($379M) 2026 Senior Secured Notes at par in November 2024 Bonds 76% U.S. Facility 4% Private Placement Notes 1% Convertible Notes 10% Securitisation Facility 9% 1) Note: Does not include other borrowings of approximately $66M. Oct 2024 Nov 2024 Revolving Credit Facility pro forma for expected Q4 bond redemptions

Encore Capital Group, Inc. 18 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 19 We believe Encore is truly differentiated from our competitors ▪ Encore is the largest player in the attractive U.S. debt buying market ▪ Our higher purchase price multiples lead to collecting more over a vintage’s lifetime which generates more cash, more earnings and higher returns ▪ Well-diversified, strong global balance sheet offers flexible funding solutions and enables allocation of capital to opportunities with the highest returns

Encore Capital Group, Inc. 20 Summary 2024 Guidance Update Raising our prior guidance: ▪ Update: Due to the strength of our position in the growing U.S. market, global portfolio purchasing now anticipated to exceed $1,150M, an increase of $75M compared to 2023 o Prior guidance: Global portfolio purchasing to exceed 2023 total of $1,074M ▪ Update: Collections growth now expected to be ~11% to over $2,075M, an increase of over $200M compared to 2023 o Prior guidance: Collections growth of ~8% to over $2,000M Q2 2024 Summary ▪ Supply in U.S. market, where we are currently focused, continues to grow to record levels ▪ Deployed record $237M in U.S. at strong returns ▪ Maintaining discipline and selectively deploying capital in U.K./Europe ▪ Performance through Q2 2024 ahead of expectations, driven by strong portfolio purchasing and collections

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included Operating Expenses less impairment charges to calculate cash efficiency margin. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio, Operating expenses less impairment charges and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, income from operations, or operating expenses as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
GAAP net income (loss), as reported	$ 31,494	$ (73,118)	$ 18,626	$ 26,305	$ 19,339	$ (270,762)	$ 23,239	$ 32,181
Interest expense	39,308	42,313	46,835	49,983	50,558	54,501	55,765	61,376
Interest income	(749)	-	(944)	(1,123)	(1,315)	(1,364)	(1,368)	(1,760)
Provision (Benefit) for income taxes	10,920	27,231	6,409	10,029	10,724	(934)	7,253	10,329
Depreciation and amortization	11,659	11,285	10,870	10,702	11,196	8,969	7,848	7,461
Stock-based compensation expense	3,191	3,171	4,052	3,873	3,092	2,837	3,357	4,637
Acquisition, integration and restructuring related expenses[1]	13	34	5,526	454	594	827	2,319	1,883
Impairment of intangible assets[2]	-	4,075	-	-	-	18,726	-	-
Net (gain) loss on derivative instruments[3]	-	-	-	-	(3,512)	342	(195)	(78)
Goodwill impairment[2]	-	-	-	-	-	238,200	-	-
Adjusted EBITDA	$ 95,836	$ 14,991	$ 91,374	$ 100,223	$ 90,676	$ 51,342	$ 98,218	$ 116,029
Collections applied to principal balance[4]	$ 179,163	$ 232,420	$ 182,981	$ 190,658	$ 188,872	$ 213,769	$ 214,551	$ 228,923

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for these amounts because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and a non-cash impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the fourth quarter of 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
4) Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending June 30, 2024.

Encore Capital Group, Inc.

23

Reconciliation of Adjusted EBITDA to GAAP Net Income

	Twelve months ending				
(Unaudited, in $ thousands)	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024
GAAP net income (loss), as reported	$ 3,307	$ (8,848)	$ (206,492)	$ (201,879)	$ (196,003)
Interest expense	178,439	189,689	201,877	210,807	222,200
Interest income	(2,816)	(3,382)	(4,746)	(5,170)	(5,807)
Provision for income taxes	54,589	54,393	26,228	27,072	27,372
Depreciation and amortization	44,516	44,053	41,737	38,715	35,474
Stock-based compensation expense	14,287	14,188	13,854	13,159	13,923
Acquisition, integration and restructuring related expenses[1]	6,027	6,608	7,401	4,194	5,623
Impairment of intangible assets[2]	4,075	4,075	18,726	18,726	18,726
Net gain on derivative instruments[3]	-	(3,512)	(3,170)	(3,365)	(3,443)
Goodwill impairment[2]	-	-	238,200	238,200	238,200
Adjusted EBITDA	$ 302,424	$ 297,264	$ 333,615	$ 340,459	$ 356,265
Collections applied to principal balance[4]	$ 785,222	$ 794,931	$ 776,280	$ 807,850	$ 846,115

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and a non-cash impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the fourth quarter of 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
4) Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending June 30, 2024.

Encore Capital Group, Inc. 24

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended				
	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024
Numerator					
GAAP Income from operations	$ 236,422	$ 231,423	$ 16,535	$ 29,988	$ 43,755
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	6,578	7,159	7,952	4,355	5,853
Amortization of certain acquired intangible assets[3]	4,874	4,601	3,509	2,367	1,190
Impairment of intangible assets	4,075	4,075	18,726	18,726	18,726
Goodwill impairment	---	---	238,200	238,200	238,200
Adjusted income from operations	$ 251,949	$ 247,258	$ 284,922	$ 293,636	$ 307,724
Denominator					
Average net debt	$ 2,895,640	$ 2,816,513	$ 3,015,644	$ 3,121,559	$ 3,179,053
Average equity	1,232,717	1,195,856	1,058,082	1,069,007	1,110,981
Total average invested capital	$ 4,128,357	$ 4,012,369	$ 4,073,726	$ 4,190,566	$ 4,290,034
LTM Adjusted Pre-tax ROIC	6.1%	6.2%	7.0%	7.0%	7.2%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.
25

Reconciliation of Net Debt

(Unaudited, in $ millions)	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4
GAAP Borrowings, as reported	$ 3,607	$ 3,530	$ 3,561	$ 3,491	$ 3,593	$ 3,530	$ 3,429	$ 3,513	$ 3,404	$ 3,354	$3,252	$ 3,282
Debt issuance costs and debt discounts	77	70	89	85	79	73	75	73	69	63	107	92
Cash & cash equivalents	(217)	(182)	(205)	(157)	(167)	(169)	(187)	(192)	(188)	(294)	(170)	(189)
Client cash[1]	26	23	26	22	25	24	22	25	19	21	20	20
Net Debt	$ 3,493	$ 3,442	$ 3,472	$ 3,440	$ 3,530	$ 3,459	$ 3,340	$ 3,419	$ 3,304	$ 3,144	$ 3,209	$ 3,205

(Unaudited, in $ millions)	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4
GAAP Borrowings, as reported	$ 3,152	$ 2,999	$ 2,796	$ 2,997	$ 2,934	$ 2,793	$ 2,690	$ 2,899	$ 3,082	$ 3,203	$ 3,114	$ 3,318
Debt issuance costs and debt discounts	68	64	60	58	55	50	45	42	44	42	38	41
Cash & cash equivalents	(185)	(199)	(158)	(190)	(160)	(154)	(147)	(144)	(159)	(185)	(145)	(158)
Client cash[1]	23	24	28	29	26	19	18	18	19	22	19	16
Net Debt	$ 3,058	$ 2,889	$ 2,727	$ 2,895	$ 2,855	$ 2,708	$ 2,607	$ 2,815	$ 2,986	$ 3,083	$ 3,026	$ 3,216

(Unaudited, in $ millions)	2024 Q1	2024 Q2
GAAP Borrowings, as reported	$ 3,364	$ 3,455
Debt issuance costs and debt discounts	47	50
Cash & cash equivalents	(173)	(251)
Client cash[1]	20	21
Net Debt	$ 3,258	$ 3,275

1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients.

Encore Capital Group, Inc.

26

Encore Capital Group, Inc. 27 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x 2.6x 2.6x 3.5x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 2.8x 2.8x 2.9x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x 2024 Q1 Q2 Debt / Equity1 3.5x 3.5x Leverage Ratio2 2.8x 2.7x

Encore Capital Group, Inc. 28 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q2 2023 foreign currency exchange rates to recalculate Q2 2024 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended June 30, 2024 (Unaudited, in $M, except per share amounts) As Reported Constant Currency Collections $547 $547 Revenues $355 $355 ERC1 $8,397 $8,424 Operating Expenses $253 $253 GAAP Net Income $32 $32 GAAP EPS $1.34 $1.34 Borrowings1 $3,455 $3,473 1) At June 30, 2024

Encore Capital Group, Inc. 29 Cash Efficiency Margin 1,922 1,927 1,946 1,992 2,062 51.2% 51.0% 51.2% 52.2% 53.0% Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 LTM Cash Receipts LTM Cash Efficiency Margin LTM Cash Efficiency Margin and LTM Cash Receipts (in $M) o Cash Efficiency Margin is a comprehensive measure of expense efficiency o We use LTM to match our long-term view of the business Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses – impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue. See calculations on following page.

Calculation of Cash Efficiency Margin

(Unaudited, in $ thousands, except percentages)	LTM Q2 2023	LTM Q3 2023	LTM Q4 2023	LTM Q1 2024	LTM Q2 2024
Collections	$ 1,833,290	$ 1,840,373	$ 1,862,567	$ 1,911,098	$ 1,981,304
Servicing revenue	88,581	86,482	83,136	80,930	81,029
Cash receipts (A)	$ 1,921,871	$ 1,926,855	$ 1,945,703	$ 1,992,028	$ 2,062,333
Operating expenses	941,001	947,866	1,206,145	1,208,448	1,226,922
Goodwill impairment charge[1]	---	---	(238,200)	(238,200)	(238,200)
Impairment of intangible assets[2]	(4,075)	(4,075)	(18,726)	(18,726)	(18,726)
Operating expenses less impairment charges (B)	$ 936,926	$ 943,791	$ 949,219	$ 951,522	$ 969,996
LTM Cash Efficiency Margin (A-B)/A	51.2%	51.0%	51.2%	52.2%	53.0%

Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses – impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue

1) We recorded a non-cash goodwill impairment charge of $238.2 million related to our Cabot business during the quarter ended December 31, 2023. We believe this non-cash impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) We recorded non-cash impairments of intangible assets of $4.1 million and $18.7 million in the quarters ended December 31, 2022 and December 31, 2023, respectively. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc.

30

Encore Capital Group, Inc. 31 Q2 2024 Cash Collections and Revenue Reconciliation 520 547 322 +27 225 0 100 200 300 400 500 600 Expected Cash Collections Recoveries Above Forecast (Over Performance) Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q2 2024 Collections and Revenue Reconciliation (in $M) $520M Expected Cash Collections, equal to the sum of Q1 2024 ERC plus expected collections from portfolios purchased in Q2 2024 $27M Recoveries Above Forecast, cash collections above Expected Cash Collections for Q2 2024 $547M Cash Collections from debt purchasing business in Q2 2024 $225M Portfolio Amortization $322M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$3M for the three months ended June 30, 2024.

Encore Capital Group, Inc. 32 Components of Debt Purchasing Revenue in Q2 2024 322 328 +27 -22 0 50 100 150 200 250 300 350 Revenue from Receivable Portfolios Recoveries Above Forecast (Over Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue Q2 2024 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Recoveries is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F +6 Changes in Recoveries E B G H E B G H F F Debt Purchasing Revenue in the Financial Statements